Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Mavenir Systems, Inc.

Richardson, Texas

We hereby consent to the incorporation by reference into the Registration Statements on Form S-8 of Mitel Networks Corporation (Reg. nos. 333-173617, 333-147625, 333-132229, 333-120816, 333-176768, 333-189572, 333-196665 and 333-182256) of our report dated March 3, 2015, relating to the consolidated financial statements of Mavenir Systems, Inc. and its subsidiaries, which is incorporated by reference in this Current Report on Form 8-K.

/s/  BDO USA, LLP

Dallas, Texas

May 1, 2015